Exhibit 3

1Q14 RESULTS

A p r i l 2 9 , 2 0 1 4

|| Forward looking information

This presentation contains certain forward-looking statements and information relating to CEMEX Latam Holdings, S.A. and its subsidiaries (collectively, “CLH”) that are based on its knowledge of present facts, expectations and projections, circumstances and assumptions about future events. Many factors could cause the actual results, performance or achievements of CLH to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others, changes in general economic, political, governmental, and business conditions globally and in the countries in which CLH and CEMEX, S.A.B. de C.V. and its subsidiaries (“CEMEX”) operate, CLH´s ability to comply with the framework agreement signed with CEMEX, CEMEX’s ability to comply with the terms and obligations of the facilities agreement entered into with major creditors and other debt agreements, CLH and CEMEX’s ability to achieve anticipated cost savings, changes in interest rates, changes in inflation rates, changes in exchange rates, the cyclical activity of the construction sector generally, changes in cement demand and prices, CLH and CEMEX’s ability to benefit from government economic stimulus plans, changes in raw material and energy prices, changes in business strategy, changes in the prevailing regulatory framework, natural disasters and other unforeseen events and various other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or targeted. Forward-looking statements are made as of the date hereof, and CLH does not intend, nor is it obligated, to update these forward-looking statements, whether as a result of new information, future events or otherwise.

UNLESS OTHERWISE NOTED, ALL CONSOLIDATED FIGURES ARE PRESENTED IN DOLLARS AND ARE BASED ON THE FINANCIAL STATEMENTS OF EACH COUNTRY PREPARED UNDER INTERNATIONAL FINANCIAL REPORTING STANDARDS.

Copyright CEMEX Latam Holdings, S.A. and its subsidiaries.

|| Financial Results Summary

Net Sales Operating EBITDA Margin EBITDA

(US$M)(US$M)(%)

+10% 0% -3.3pp

423

141 141

383 7%

36.7% 33.4%

1Q13 1Q14 1Q13 1Q14 1Q13 1Q14

Double-digit growth

in net sales during 1Q14 on a year-over-year basis

Net sales and EBITDA

increased by 15% and 5% respectively, adjusting for foreign exchange fluctuations and additional working days in 1Q14 vs. 1Q13

EBITDA margin

declined by 3.3pp in 1Q14 mainly due to higher maintenance costs in Colombia, Panama and Costa Rica

|| Consolidated Volumes and Prices

1Q14 vs. 1Q14 vs.

1Q13 4Q13

Domestic gray cement

Volume 15% 0%

Price (USD) (5%) (1%) Price (LtL1) 3% 2%

Volume 16% 3%

Ready-mix concrete Price (USD) (5%) (2%) Price (LtL1) 2% 1%

Volume 26% 1%

Aggregates Price (USD) (8%) 1%

Price (LtL1) 1% 6%

(1) Like-to-like prices adjusted for foreign-exchange fluctuations

Double-digit growth

in consolidated volumes in all 3 products in 1Q14

Record sales volumes

in cement in Colombia and Costa Rica, and ready-mix in Guatemala in 1Q14

4th consecutive quarter

with new record cement sales in Colombia

Higher prices in 1Q14

in all our 3 products in local currency terms both compared to 1Q13 and 4Q13

|| Operating Efficiency: Comprehensive Energy Strategy

Alternative fuels substitution

24% rate during 1Q14 in CLH

Expect to reach an

alternative fuel substitution

rate of 40% by 2015

Energy program to

strengthen and increase

NEW our electricity generation

capacity in Colombia

In Colombia we are currently generating about 62% of our electricity needs; we intend to expand our self-generation capacity to 80% by 2017

BUILDING

SOLUTIONS

1 Q 1 4 R e s u l t s

|| Building Solutions— CONSTRURAMA

32 NEW

Construramas

j o i n e d i n 1 Q 1 4

320 Construramas

as of March 2014 in CLH, including more than 250 stores in the network in Colombia

Largest building materials chain

in Colombia, as measured by number of stores

6 out of every 10 cement bags

that we sell in Colombia are being sold through Construrama distributors

500 Construramas

expected in CLH during 2015, including current network in Nicaragua and Costa Rica

More than 9,000 clients

of Construrama have joined the loyalty program with important benefits for them and the network

US$3.5 million

in micro loans granted to Construrama customers by financial institutions

New Construrama brand

was recently launched with 8 lines of building tools

More than 5,000 products

are offered through Construrama, including building materials and other items like soft drinks and snacks

REGIONAL HIGHLIGHTS

1 Q 1 4 R e s u l t s

Results Highlights Colombia

|| Colombia – Results Highlights

1Q14 1Q13 % var

Net Sales 242 209 16%

Financial

Summary Op. EBITDA 93 87 6%

US$ Million as % net sales 38.2% 41.7% (3.5pp)

1Q14 vs. 1Q13 1Q14 vs. 4Q13

Cement 34% 4%

Volume Ready mix 23% 3%

Aggregates 38% 0%

1Q14 vs. 1Q13 1Q14 vs. 4Q13

Cement (2%) (1%)

Price

(Local Currency) Ready mix 2% 1%

Aggregates (1%) 7%

Strong volumes

in all 3 products in 1Q14 vs. 1Q13 driven by housing and infrastructure

Higher prices in 1Q14

in local currency terms, vs. 4Q13, in our ready-mix and aggregates

Double-digit growth

in net sales and EBITDA of 25% and 15%, respectively, in 1Q14 vs. 1Q13, adjusting for foreign exchange fluctuations and additional working days

EBITDA margin

declined by 3.5pp on a year-over-year basis, due mainly to higher maintenance costs and the effect of our new grinding facility 11

|| Colombia – Residential Sector

Residential sector during 1Q14 benefited mainly from the government-sponsored subsidy program for middle-income housing as well as from the 100,000 free-home program

2014

Subsidies programs

for social and middle-income housing to continue supporting construction activity

CLH to build 12,000 houses

as part of our housing solutions initiative, mainly in Colombia under the government subsidy program

Our volumes

to formal residential sector expected to grow by a mid-single digit rate en 2014

|| Colombia – Infrastructure Sector

Activity in the infrastructure sector is being supported by ongoing projects awarded in past years like Ruta del Sol and

Corredores de la Prosperidad

2014

New infrastructure law

is expected to continue improving execution of projects

US$ 1.2 B

has been allocated for infrastructure under the Fondo de Regalías (Fee System) over the past 14 months

Our volumes

to infrastructure sector are expected to grow by about 10% in 2014

|| Colombia – Industrial and Commercial Sector

The industrial and commercial sector continued its positive performance during 1Q14

2014

High activity levels

in industrial buildings, and commercial space construction expected to continue

Our volumes

to this sector are expected to increase by a low-to-mid-single digit rate in 2014

Results Highlights Panama

|| Panama – Results Highlights

CEMEX LatAm Holdings

Financial Summary US$ Million	1Q14	1Q13	% var
Net Sales	76	72	5%
Op. EBITDA	32	34	(5%)
as % net sales	42.5%	46.8%	(4.3pp)

Volume	1Q14 vs. 1Q13	1Q14 vs. 4Q13
Cement	(17%)	(16%)
Ready mix	7%	8%
Aggregates	6%	9%

Price (Local Currency)	1Q14 vs. 1Q13	1Q14 vs. 4Q13
Cement	16%	15%
Ready mix	2%	2%
Aggregates	0%	1%

Volume growth
in ready-mix and aggregates in 1Q14 driven by residential and commercial sectors

Cement volumes
in 1Q14 reflect the impact of the stoppage in the Canal expansion project; adjusting for this project, our cement volumes were positive

Our cement price increase
in 1Q14 along with a mix effect, as volumes to the Canal expansion project declined, resulted in higher prices in our cement business

EBITDA margin
in 1Q14 vs. 1Q13 was affected by higher maintenance costs

16

| Panama – Sector Highlights

The residential and the commercial sectors were the main drivers of demand in the quarter, with new projects like the Pacific Center and DFR Shopping Center

2014

Positive trend in housing

expected to continue; we anticipate our volumes to the sector to grow by a low-single-digit rate in 2014

Industrial & commercial

should grow slightly, with our volumes increasing by a low-single-digit rate in 2014

Ongoing & new projects

in infrastructure, like the Corredor Norte should support demand going forward 17

Results Highlights Costa Rica

|| Costa Rica – Results Highlights

1Q14 1Q13 % var

Net Sales 35 35 2%

Financial

Summary Op. EBITDA 15 15 (3%)

US$ Million as % net sales 41.6% 43.7% (2.1pp)

1Q14 vs. 1Q13 1Q14 vs. 4Q13 Cement 14% (4%) Volume Ready mix (17%) (10%) Aggregates (11%) (3%)

1Q14 vs. 1Q13 1Q14 vs. 4Q13

Cement 5% 7%

Price

(Local Currency) Ready mix 9% 1%

Aggregates 5% 2%

Strong volume growth

in cement in 1Q14 vs. 1Q13 is driven mainly by highway infrastructure projects

Ready-mix & aggregates

volume decline is attributed to the conclusion of large projects

Higher prices in 1Q14

in all of our 3 products, in local currency terms, reflect our price increase early in the year

EBITDA margin

declined by 2.1pp due to higher maintenance costs 19

|| Costa Rica– Sector Highlights

Infrastructure remained the main driver of demand in 1Q14 with projects like the Cañas-Liberia highway

2014

Infrastructure projects

should continue driving cement demand; we anticipate our volumes to the sector to increase by 10% in 2014

Housing and commercial

projects expected for 2014 should support ready-mix and aggregates demand

Results Highlights Rest of CLH

|| Rest of CLH – Results Highlights

1Q14 1Q13 % var

Net Sales 70 71 (2%)

Financial

Summary Op. EBITDA 19 19 (3%)

US$ Million as % net sales 27.1% 27.3% (0.2pp)

1Q14 vs. 1Q13 1Q14 vs. 4Q13 Cement 3% 7% Volume Ready mix (2%) (3%) Aggregates (2%) 11%

1Q14 vs. 1Q13 1Q14 vs. 4Q13

Cement (1%) 1%

Price

(Local Currency) Ready mix 3% 5%

Aggregates 4% 16%

Cement volume growth

in 1Q14 vs. 1Q13 was driven by positive performance in Nicaragua, Guatemala and El Salvador

Record ready-mix volume

in 1Q14 in Guatemala was driven by commercial projects

Higher prices

in local currency terms in all of our 3 products in 1Q14 vs. 4Q13

|| Rest of CLH – Sector Highlights

Cement volumes in Nicaragua were driven mainly by infrastructure In Guatemala, our volume performance was supported by commercial projects

2014

In Nicaragua

infrastructure is expected to

continue its positive trend

In Guatemala

commercial projects in

Guatemala City are expected to

support demand for our products

during 2014

In Brazil

we are supplying cement to the

government-sponsored social

housing program

FREE CASH FLOW

1 Q 1 4 R e s u l t s

|| Free Cash Flow

US$ Million 1Q14 1Q13 % var

Operating. EBITDA 141 141 0%

- Net Financial Expense 24 29

- Maintenance Capex 9 3

- Change in Working Cap 7 40

- Taxes Paid 21 18

- Other Cash Items (net) 0 0

Free Cash Flow

80 51 57%

After Maintenance Capex

- Strategic Capex 5 11

Free Cash Flow 75 40 86%

Strong FCF generation

in 1Q14 reaching US$75 million

Reduced net debt

by US$70 million during 1Q14 to US$1,234 million

GUIDANCE

1 Q 1 4 R e s u l t s

|| 2014 Guidance

Volume YoY%

Cement Ready—Mix Aggregates

Colombia

8% 8% 8%

Cement Ready—Mix Aggregates Panama (10%) (8%) (10%)

Cement Ready—Mix Aggregates

Costa Rica

6% 6% 6%

On a consolidated basis

we expect our cement, ready-mix and aggregates volumes to increase by 4%, 5% and 4%, respectively in 2014

Maintenance capex

is expected to reach US$44 million in 2014

APPENDIX

1 Q 1 4 R e s u l t s

|| Consolidated debt maturity profile

637

US$ Million

226

143 143 143

2014 2015 2016 2017 2018

US$1,292 million

Total debt as of March 31, 2014

|| Additional information on debt

1Q14 1Q13 4Q13

Total debt 1,292 1,582 1,381

—Short-term 27% 13% 19%

Information Debt / Cash

—Long-term 73% 87% 81%

US$ million

Cash and cash

58 68 77 equivalents Net debt 1,234 1,514 1,304

1Q14 1Q13

U.S. Dollar 98% 95%

Currency

Denomination Colombian Peso 2% 5% 80% 80%

Interest Rate Fixed Rate

Variable Rate 20% 20%

|| Definitions

Cement: When providing cement volume variations, refers to our domestic gray cement operations.

Operating EBITDA: Operating earnings before other expenses, net plus depreciation and operating amortization.

Maintenance capital expenditures: Investments incurred for the purpose of ensuring CLH’s operational continuity. These include capital expenditures on projects required to replace obsolete assets or maintain current operational levels, and mandatory capital expenditures, which are projects required to comply with governmental regulations or internal policies.

Strategic capital expenditures: Investments incurred with the purpose of increasing CLH’s profitability. These include capital expenditures on projects designed to increase profitability by expanding capacity, and margin improvement capital expenditures, which are projects designed to increase profitability by reducing costs.

LC: Local currency.

pp: Percentage points.

Like-to-like Percentage Variation (l-t-l%var): Percentage variations adjusted for investments/divestments and currency fluctuations.

Rest of CLH: Includes Brazil, Guatemala, El Salvador and Nicaragua.

|| Contact information

Investor Relations

Patricio Treviño Garza Phone: +57(1) 603-9823

E-mail: patricio.trevinog@cemex.com

Stock Information

Colombian Stock Exchange CLH

Calendar of Events

17 – Jul – 14

2Q14 Earnings Report and Conference Call

22 – Oct – 14

3Q14 Earnings Report and Conference Call

1Q14 RESULTS

A p r i l 2 9 , 2 0 1 4